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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

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Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      PROJECT SOFTWARE & DEVELOPMENT, INC.
                (Name of Registrant as Specified In Its Charter)

                      PROJECT SOFTWARE & DEVELOPMENT, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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                      PROJECT SOFTWARE & DEVELOPMENT, INC.
                                100 Crosby Drive
                          Bedford, Massachusetts 01730
                                 (781) 280-2000

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                           PROXY STATEMENT SUPPLEMENT

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            SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 28, 1998


     This Proxy Statement Supplement is being mailed to stockholders on or about May 21, 1998 in connection with the solicitation by the Board of Directors of Project Software & Development, Inc. (the "Company") of proxies to be used at a Special Meeting in Lieu of Annual Meeting of Stockholders of the Company, to be held on Thursday, May 28, 1998, and at any and all adjournments thereof (the "Annual Meeting").

     This Proxy Statement Supplement should be read in conjunction with the definitive Proxy Statement for the Annual Meeting that was mailed on or about May 4, 1998 to stockholders of record of the Company as of the close of business on April 29, 1998, the record date for the Annual Meeting.

                            RECENT MANAGEMENT CHANGES

     On May 18, 1998, David M. Sample resigned as Chairman of the Board, Chief Executive Officer and President of the Company. Robert L. Daniels, currently a Class I director of the Company, has been elected executive Chairman of the Board, replacing Mr. Sample. Norman E. Drapeau, Jr., currently Executive Vice President and Chief Operating Officer and a Class II director of the Company, has been elected to the office of Chief Executive Officer and President of the Company. Paul D. Birch, the Executive Vice President--Finance and Administration, Chief Financial Officer and Treasurer of the Company, has been elected as a Class I director of the Company, filling the vacancy created by the resignation of Mr. Sample.